UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/26/2010

SCM Microsystems, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-29440

Delaware	77-0444317
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1900-B Carnegie Avenue
Santa Ana, CA 92705
(Address of principal executive offices, including zip code)

949-250-8888
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On May 26, 2010, Steven Humphreys was appointed Lead Independent Director of the Board of Directors of SCM Microsystems, Inc. d/b/a/ Identive Group (the "Company"), effective immediately. Mr. Humphreys has served as a director of the Company since July 1996, and he is currently a member of the Company's Audit Committee and Compensation Committee.

As Lead Independent Director, Mr. Humphreys is responsible for coordinating the activities of the independent directors. In addition, the Lead Independent Director will advise the Chairman of the Board as to the information provided by Company management to the independent directors, manage executive sessions of the Board's independent directors, and act as principal liaison between the independent directors and the Chairman of the Board. The Lead Independent Director will be elected annually by the independent directors when the roles of the Chairman of the Board and Chief Executive Officers are held by the same person. The Lead Independent Director Charter is posted on the corporate governance page of the Company's website at www.scmmicro.com and www.identive-group.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCM Microsystems, Inc.

Date: May 28, 2010	By:	/s/ Melvin Denton-Thompson
Melvin Denton-Thompson
Chief Financial Officer (Principal Accounting Officer)